EXHIBIT 32

In connection with the quarterly report of EFLO Energy, Inc., (the “Company”) on Form 10-Q for the period ended May 31, 2014 as filed with the Securities Exchange Commission on the date hereof (the “Report”), we, Keith Macdonald, Principal Executive Officer and Robert Wesolek, Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: July 11, 2014	EFLO ENERGY, INC.

/s/ Keith Macdonald
Keith Macdonald,
Principal Executive Officer

Date: July 11, 2014

/s/ Robert Wesolek
Robert Wesolek,
Principal Financial Officer